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                                                                EXHIBIT 23.4

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1996 (except with respect to the matter discussed in Note 1, as to which the date is December 11, 1996) included in Republic Industries, Inc.'s Form 8-K dated September 30, 1996 and Form 8-K dated November 25, 1996, and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP


Chicago, Illinois
    December 11, 1996